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                                POWER OF ATTORNEY

         Each of the undersigned hereby constitutes and appoints Margery K. Neale, Joel H. Goldberg and Richard Neiman, and each of them, with full power to act, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement for Waterhouse Investors Cash Management Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state securities commissions, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing, and ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                          /s/George F. Staudter
                          ----------------------------
                          George F. Staudter, Director



    /s/ Richard Dalrymple                              /s/ Lawrence Toal
    ---------------------------                        ------------------------
    Richard Dalrymple, Director                        Lawrence Toal, Director



    /s/ Anthony J. Pace                                /s/ Theodore Rosen
    ---------------------------                        ------------------------
    Anthony J. Pace, Director                          Theodore Rosen, Director



Dated:   June 12, 1996